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                                                                    EXHIBIT 21.1



                               AMERICREDIT CORP.

                          SUBSIDIARIES OF THE COMPANY


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

              Subsidiary                              Ownership                   State of Incorporation
              ----------                              ---------                   ----------------------
AmeriCredit Financial Services, Inc.                    100%                          Delaware
AmeriCredit Management Company                          100%                          Delaware
ACF Investment Corp                                     100%                          Delaware
Americredit Corporation of California                   100%                          California
AmeriCredit Financial Services of Canada Ltd.           100%                          Ontario, Canada
CP Funding Corp.                                        100%                          Nevada
AmeriCredit Warehouse Trust                             100%                          Delaware
AmeriCredit Funding Corp.                               100%                          Delaware
AFS Funding Corp.                                       100%                          Nevada
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